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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                        Jurisdiction                   Holder of
                Name                    of Incorporation/Organization  Outstanding Stock
--------------------------------------  -----------------------------  ------------------
BancorpSouth Bank                       Mississippi                    BancorpSouth, Inc.

Personal Finance Corporation            Mississippi                    BancorpSouth Bank

Century Credit Life Insurance
Company                                 Mississippi                    BancorpSouth Bank

BancorpSouth Insurance Services, Inc.   Mississippi                    BancorpSouth Bank

BancorpSouth Investment Services, Inc.  Mississippi                    BancorpSouth Bank

BancorpSouth Municipal Development      Arkansas                       BancorpSouth Bank
Corporation

BancorpSouth Capital Trust I            Delaware                       BancorpSouth, Inc.

Risk Advantage, Inc.                    Arkansas                       BancorpSouth, Inc.

Business Holding Company Trust I        Delaware                       BancorpSouth, Inc.

Premier Bancorp Capital Trust I         Delaware                       BancorpSouth, Inc.

American State Capital Trust I          Delaware                       BancorpSouth, Inc.
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